UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2007

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Form of Restricted Stock Unit Agreement
     On March 6, 2007, the Compensation Committee of the Board of Directors of the Company (the “Committee”) adopted a form of restricted stock unit agreement for the purpose of making grants from time to time of restricted stock units to employees and/or directors pursuant to the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (as amended from time to time, the “Plan”). The Committee adopted and approved the restricted stock unit agreement substantially in the form filed as Exhibit 10.70, which is incorporated by reference herein.
Amendment to the Plan
     On March 8, 2007, the Board of Directors of the Company ratified and adopted amendment No. 1 to the Plan (“Amendment No. 1 to the Plan”) to (i) allow grants of restricted stock that fully vest in less than three years, but limit such grants to no more than 5% of the shares reserved for issuance under the Plan, and (ii) make other technical amendments. The Plan, as amended, is filed as Exhibit 10.12 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 12, 2007	/s/ Steven A. Museles
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
10.70	Form of Restricted Unit Agreement

10.12	CapitalSource Inc. Third Amended and Restated Equity Incentive Plan, as amended, dated as of March 8, 2007.